Independent Auditors' Consent



To the Shareholders and Board of Directors of the Smith Barney Concert Series Inc.:

We consent to the use of our Firm's name under the heading "Counsel and Auditors" in the Statement of Additional Information.








	KPMG PEAT MARWICK LLP


New York, New York
October 28, 1996